SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K



             Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported):    March 27, 1995
                                                    -----------------------


                         Micron Technology, Inc.
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           (Exact Name of Registrant as Specified in its Charter)






      Delaware                  1-10658                   75-1618004
  ------------------       ----------------           ---------------------
   (State or other           (Commission                (I.R.S. Employer
   jurisdiction of           File Number)               Identification No.)
    incorporation)



   2805 East Columbia Road, Boise, Idaho                        83706-9698
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   (Address of Principal Executive Offices)                     (Zip Code)




  Registrant's telephone number, including area code    (208) 368-4000
                                                     ----------------------



                                  N/A
  -------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

     See attached press release, dated March 27, 1995, announcing the approval by the company's Board of Directors of a 2 for 1 split in the company's common stock effected in the form of a stock dividend, and a $0.05 per share dividend to shareholders of record on June 5, 1995, for payment on June 14, 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Micron Technology, Inc.
                                      ----------------------------------
                                                (Registrant)




April 3, 1995                        By    Wilbur G. Stover, Jr.
- ----------------                        --------------------------------
                                        Vice President, Finance and Chief
                                        Financial Officer

                             Micron Technology, Inc.
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                                                      NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact:     Kipp Bedard
             Micron Technology, Inc.
             (208)368-4400


                      MICRON TECHNOLOGY, INC., ANNOUNCES
                      ----------------------------------
                          STOCK SPLIT AND DIVIDEND
                          ------------------------

     Boise, Idaho, March 27, 1995 -- Micron Technology, Inc., today announced that the Board of Directors has approved a 2 for 1 stock split effected in the form of a stock dividend for shareholders of record on May 4, 1995. For every 1 share of the company's common stock held on the record date, the holder will receive 1 additional share. Certificates for the additional shares will be mailed on May 22, 1995.

     The Board of Directors also approved a $0.05 per share dividend to share-holders of record on June 5, 1995, for payment on June 14, 1995. The company previously reported earnings of $1.71 per share (fully diluted) for the second fiscal quarter of 1995, which ended March 2, 1995.

     Micron Technology, Inc., and its subsidiaries manufacture and market DRAMs, fast SRAMs, other semiconductor components, board-level and system-level products, and personal computer systems. Micron's common stock is traded on the New York Stock Exchange, Inc. (NYSE) under the symbol MU.